                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              ____________________


                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)          July 6, 1998
                                                --------------------------------

                    LEVEL ONE COMMUNICATIONS, INCORPORATED
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)


         California                    0-22068                 33-0128224
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission           (IRS Employer
 of incorporation)                   File Number)          Identification No.)



9750 Goethe Road, Sacramento, CA                                 95827
--------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:        (916) 855-5000
                                                   -----------------------------


                                NOT APPLICABLE
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On July 6, 1998 (the "Effective Time"), pursuant to an Agreement and Plan of Reorganization dated as of June 25, 1998 (the "Merger Agreement"), by and between Level One Communications, Incorporated, a California corporation ("Level One"), Aardvark Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Level One ("Merger Sub"), and Acclaim Communications, Inc., a Delaware corporation ("Acclaim"), Level One acquired Acclaim by means of a statutory merger (the "Merger") of Merger Sub with and into Acclaim with Acclaim being the surviving corporation in the Merger. As a result of the Merger, Acclaim became a wholly owned subsidiary of Level One. Merger Sub was formed solely for the purpose of effecting the Merger.

     Pursuant to the Merger Agreement and at the Effective Time, an aggregate of 5,000,000 shares of Level One Common Stock were (i) issued in exchange for all of the issued and outstanding capital stock of Acclaim and (ii) reserved for issuance upon exercise of all unexpired and unexercised stock options and warrants to acquire capital stock of Acclaim (which were assumed by Level One in the Merger). Each outstanding share of Acclaim capital stock was converted into the right to receive a number of shares of Level One Common Stock equal to
0.362859 for each share of Acclaim Common Stock, 0.379478 for each share of Acclaim Series A Preferred Stock, 0.812503 for each share of Acclaim Series B Preferred Stock, and 0.487502 for each share of Acclaim Series C Preferred Stock (collectively, the "Exchange Ratios"). All outstanding options and warrants to purchase Acclaim capital stock outstanding immediately prior to the Merger were assumed by Level One. Each such option and warrant became exercisable for that number of shares of Level One Common Stock equal to the product of (a) the applicable exchange ratio for such class of Acclaim capital stock and (b) the number of shares of Acclaim capital stock subject to such option immediately prior to the Merger. The per share exercise price of each such option and warrant was adjusted to equal the quotient of (x) the per share exercise price of such option and warrant immediately prior to the Merger divided by (y) the applicable exchange ratio for such class of Acclaim capital stock, such that the aggregate exercise price of each option or warrant assumed by Level One remained equal to the aggregate exercise price of each such option or warrant immediately prior to the Merger.

     The consideration paid by Level One for the outstanding capital stock, options and warrants of Acclaim pursuant to the Merger Agreement was determined pursuant to arms' length negotiations and took into account various factors concerning the valuation of the business of Acclaim and Level One Common Stock.

     Acclaim is located in San Jose, California and is a provider of Layer 2/3/4/ Fast Ethernet and Gigabit Ethernet switches and Integrated Multi Service Access Products. Following the Merger, Level One currently intends to operate the business of Acclaim as a wholly owned subsidiary.

          Reference is hereby made to the Merger Agreement filed herewith as an exhibit for a more complete description of the terms and conditions of the Merger.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) FINANCIAL STATEMENTS OF BUSINESSES BEING ACQUIRED.

             Not applicable.

         (b) PRO FORMA FINANCIAL INFORMATION.

             Not applicable.

         (c) EXHIBITS.

             2.1 Agreement and Plan of Reorganization dated as of June 25, 1998, including the exhibits thereto.

             2.2 Certificate of Merger dated July 6, 1998, filed with the Secretary of State of the State of Delaware on July 6, 1998.

             99.1 Press release dated June 25, 1998.

             99.2 Press release dated July 6, 1998.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 15, 1998                    LEVEL ONE COMMUNICATIONS,
                                       INCORPORATED


                                       /s/ John Kehoe
                                       ---------------------------------
                                       John Kehoe
                                       Senior Vice President and
                                       Chief Financial Officer

                                 EXHIBIT INDEX



Exhibit Number               Description of Document               Sequentially
                                                                   Numbered Page
2.1             Agreement and Plan of Reorganization dated as of
                June 25, 1998, including the exhibits thereto.
2.2             Certificate of Merger dated July 6, 1998, filed
                with the Secretary of State of the State of
                Delaware on July 6, 1998.
99.1            Press release dated June 25, 1998
99.2            Press release dated July 6, 1998.


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